EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

HOMEBANC CORP.

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with HomeBanc Corp.’s (the “Company”) Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Report”), I, Kevin D. Race, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	By:	/s/ Kevin D. Race
Kevin D. Race
President, Chief Financial Officer and Chief Operating Officer